UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 24, 2024

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8669 Research Drive, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(949) 528-3100

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	The Nasdaq Stock Exchange, LLC

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), on a Current Report on Form 8-K filed on December 26, 2023, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of Nevada on December 21, 2023 to effect a 1-for-65 reverse stock split of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding, effective as of 4:30 p.m. (New York time) on January 1, 2024, (the “Reverse Stock Split”). The Common Stock began trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on January 2, 2024.

On January 24, 2024, the Company filed a Certificate of Correction (the “
Certificate of Correction
”) with the Secretary of State of the State of Nevada to correct a typographical error in the Amendment to clarify that the authorized number and par value of the Company’s Common Stock were not affected by the Reverse Stock Split.

The above description of Certificate of Correction is a summary of the text of the Certificate of Correction, and does not purport to be complete and is qualified in its entirety by reference to the Certificate of Correction which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description

3.2	Certificate of Correction, dated January 24, 2024, to the Certificate of Amendment of the ToughBuilt Industries, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: January 29, 2024	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer